                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                             AND ASSOCIATED RIGHTS
                                       OF
                              IMO INDUSTRIES INC.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates") evidencing shares of common stock, par value $1.00 per share (the "Common Stock"), and associated rights to purchase shares of Series B Junior Participating Preferred Stock ("Rights") issued pursuant to the Rights Agreement dated as of April 30, 1997, as amended, between Imo Industries Inc., a Delaware corporation (the "Company"), and First Chicago Trust Company of New York (such shares of Common Stock and the Rights collectively referred to as the "Shares"), of the Company, are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to First Chicago Trust Company of New York, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by facsimile transmission to the Depositary. See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                    FIRST CHICAGO TRUST COMPANY OF NEW YORK

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
           By Mail:                By Facsimile Transmission:                By Hand:
  First Chicago Trust Company            (201) 222-4720             First Chicago Trust Company
          of New York                          or                           of New York
Attention: Tenders & Exchanges           (201) 222-4721           Attention: Tenders & Exchanges
   P.O. Box 2569, Suite 4660                                            c/o THE DEPOSITORY
  Jersey City, NJ 07303-2569                                               TRUST COMPANY
                                                                     55 Water Street, DTC TAD
                                                                  Vietnam Veterans Memorial Plaza
                                                                        New York, NY 10041
     By Overnight Courier:       To Confirm Receipt of Notice of
                                      Guaranteed Delivery:
  First Chicago Trust Company            (201) 222-4707
          of New York
Attention: Tenders & Exchanges
        Suite 4680-IMO
   14 Wall Street, 8th Floor
      New York, NY 10005
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     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS
SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION
OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to UD Delaware Corp., a Delaware corporation and an indirect wholly owned subsidiary of United Dominion Industries Limited, a corporation organized under the laws of Canada, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated July 2, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which, amended from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares (including the associated Rights) specified below pursuant to the guaranteed delivery procedure described in
Section 3 of the Offer to Purchase.

Number of Shares:

----------------------------------

Certificate Nos. (If Available):

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Check one box if Shares will be delivered
  by book-entry transfer:

[ ] The Depository Trust Company

[ ] Philadelphia Depository Trust Company

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Name of Tendering Institution

Account No.

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Signature(s) of Holder(s):

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Dated:                                    , 1997
      ------------------------------------

Name(s) of Holders:

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Please Type or Print

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Address

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                                              Zip Code

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Area Code and Telephone No.

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or which is a commercial bank or trust company having an office or correspondent in the United States that is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, guarantees to deliver to the Depositary, at one of its addresses set forth above, Share Certificates evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company or the Philadelphia Depository Trust Company, in each case with delivery of a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three New York Stock Exchange trading days of the date hereof.

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Name of Firm                                                Authorized Signature

-----------------------------------------------------       -----------------------------------------------------
Address                                                     Title

                                                            Name:
-----------------------------------------------------             -----------------------------------------------
                                             Zip Code             Please Type or Print

                                                            Dated:
-----------------------------------------------------             -----------------------------------------, 1997
Area Code and Telephone No.
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      DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES
                SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.